EXHIBIT 99B

                  Century Financial Corporation

        1997 Non-Qualified Employee Stock Purchase Plan

           Participant Enrollment and Election Form

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               CENTURY FINANCIAL CORPORATION
       1997 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

          PARTICIPANT ENROLLMENT AND ELECTION FORM

Please print in ink:

PARTICIPANT INFORMATION

Name (Specify Mr., Mrs., Ms.): _________________________

Social Security Number: ________________________________

Address:________________________________________________

________________________________________________________

________________________________________________________

Instructions: If this is the first election form executed by you under the Plan or the first election under the Plan for any given Plan Year, complete Section I.A below. In addition, if this is the first election form executed by you under the Plan, also complete Section II, below, to designate your death benefit beneficiaries. If you are changing your prior election under the Plan, complete Section I.B below, and/or if you are changing your death benefit beneficiaries, also complete Section II below. If you wish to sell shares held in your Account, complete Section III below. If you wish to terminate any payroll deductions and sell shares held in your Account, complete Section I.B below and
Section III below. Any elections made on this form will not be effective until receipt of a correctly completed, executed and dated form is received by the Human Resource Department of the Company or subsidiary thereof in accordance with the Plan.

     This Participation Enrollment and Election Form should only be completed after reading the Century Financial Corporation 1997 Non-Qualified Employee Stock Purchase Plan ("Plan"). Defined terms used herein shall have the same meaning as such terms have been assigned in the Plan.

I.   COMPENSATION DEDUCTION ELECTION

     A.  Initial Election for _____ Plan Year

     This Initial Election must be received by the Human
Resources Department no later than 15 days prior to the beginning of the next Purchase Period to be deemed effective for that Purchase Period.

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     I, the undersigned Eligible Employee, hereby elect to
participate in the Century Financial Corporation 1997 Non-Qualified Employee Stock Purchase Plan ("Plan") during the ______ Plan Year, and in addition to all other reductions of Compensation that I may have authorized under any other agreements or employee benefit plans, I agree that my
Compensation for each Pay Period during the ______ Plan Year shall be reduced by, and I authorize Century Financial
Corporation, or a subsidiary thereof, for me and in my name, to deduct and remit to a non-interest bearing account in accordance with the terms of the Plan the following amount, expressed in dollar amounts, and which dollar amount must be in whole dollars, with a minimum of $10 per pay period and a maximum of $150 per pay period: ______________.

     I hereby acknowledge having received a copy of the Plan document setting forth the terms of the Plan. I hereby elect to reduce my compensation by the dollar amount as indicated above.
I hereby revoke any prior Compensation Deduction Elections made by me under the Plan. This election relates only to services performed and amounts earned by me after the date hereof. I understand that a contribution credit equal to my Compensation Deduction Election will be made under the Plan for my benefit and that this Compensation Deduction Election is subject to all of the applicable terms of the Plan. I acknowledge that the Compensation Deduction Election made herein will continue indefinitely until subsequently changed by me on another Election Form.

     B.  ELECTION TO CHANGE AMOUNT OF COMPENSATION DEDUCTION

     This Election to Change the Amount of Compensation Deduction must be received by the Human Resources Department no later than 15 days prior to the beginning of the next Purchase Period to be deemed effective for that Purchase Period.

     I hereby acknowledge having received a copy of the Plan document setting forth the terms of the Plan. I hereby elect to change the dollar amount which is currently being deducted from my Compensation to _______________, which such dollar amount must be in whole dollars, with a minimum of $10 per pay period and a maximum of $150 per pay period. I hereby revoke any prior Compensation Deduction Elections made by me under the Plan. This election relates only to services performed and amounts earned by me after the date hereof. I understand that a contribution credit equal to my Compensation Deduction Election will be made under the Plan for my benefit and that this Compensation Deduction Election is subject to all of the applicable terms of the Plan. I acknowledge that the Compensation Deduction Election made herein will continue indefinitely until subsequently changed by me on another Election Form.

     I hereby acknowledge that if I elect to cease payroll deductions under the Plan, I effectively terminate my participation in the Plan and, further, that I will not be eligible to participate again until the second Purchase Period after the one in which I withdrew my participation.

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II.  DESIGNATION OF DEATH BENEFIT BENEFICIARIES

     This Election to change the death benefit beneficiary/ies must be received by the Human Resources Department no later than 15 days prior to the beginning of the next Purchase Period to be deemed effective for that Purchase Period.

     I hereby revoke any prior designations of death beneficiary/ies under the Plan, and I hereby designate the following beneficiary/ies to receive any benefit payable on account of my death under the Plan, subject to my right to change this designation and subject to the terms of the Plan:


     A.  Primary Beneficiary/ies

Name, Address, Phone Number: ___________________________

                             ___________________________

                             ___________________________

Relationship to Participant: ___________________________

Percentage of Plan Account:  ___________________________

Date of Birth:               ___________________________

Social Security Number:      ___________________________


     B. Contingent Beneficiary/ies (will receive indicated portions of the Plan Benefit if no Primary Beneficiary/ies survive the Participant.)

Name, Address, Phone Number: ___________________________

                             ___________________________

                             ___________________________

Relationship to Participant: ___________________________

Percentage of Plan Account:  ___________________________

Date of Birth:               ___________________________

Social Security Number:      ___________________________


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III. ELECTION TO AUTHORIZE THE SALE OF SHARES HELD IN
     PARTICIPANT'S ACCOUNT

     I, the undersigned Eligible Employee, hereby elect to authorize the sale of shares of Common Stock held in my Account as follows:

     (Check the applicable box.)

     [ ] Sell all of the shares of Common Stock held in my account.

     [ ] Sell _________ shares of Common Stock held in my account. (Indicate exact number.)

     I hereby acknowledge that I will be responsible for any fees and commissions related to the sale of the subject shares of Common Stock to be sold under the Plan. I further acknowledge that restrictions may apply to the resale of the shares of Common Stock pursuant to my position with the Company under the Securities Exchange Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended, and, if applicable, the sale of such shares of Common Stock is not in violation of said securities laws and the regulations promulgated thereunder.



_____________________              /s/_______________________
Date                                   Participant's Signature